At September 30,  At March 31,
2003 2003
(In Thousands)
Total Assets  159,080$                137,196$
Loans Receivable net (1)  106,306 100,655
Securities Available for Sale  2,363 1,703
Securities Held to Maturity  36,630 22,025
Deposits  109,359 107,515
Total Borrowings  21,200 1,600
Stockholders Equity  25,870 25,091

Three Months  Ended September 30,   Six Months  Ended September 30,
2003 2002 2003 2002
               (In thousands, except for per share data)
Selected Operating Data:

Interest Income  2,028$2,032 $4,013 $4,036
Interest Expense  523 666 1,003 1,372
Net Interest Income  1,505 1,366 3,010 2,664
Provision for Loan Losses  -               -               -               -
Non-interest income  102 62 208 151
Non-interest expense  965 892 1,913 1,686
Income before income taxes  642 536 1,305 1,129
Income taxes 286 225 580 472
Net income  356 311 725 657
Net Income per share  0.22$ N/A 0.46$ N/A
The allowance for loan losses was $581,882 and $443,882 at Sept.30, 2003 and 2002, respectively.

Selected Financial Ratios and Other Data:
At or for the Three Months Ended September 30,
Performance Ratios:  2003 2002

Return on Average Assets  0.98% 0.95%
Return on Average Equity  5.53% 13.60%
Interest Rate Spread 4.06% 4.19%

Asset Quality Ratios:

Non-performing assets to total assets  0.23% 0.59%
Allowance for loan losses to non performing loans 198.63% 61.33%
Allowance for loan losses to total loans receivable   0.54% 0.44%

Capital Ratio:
Equity to total assets 16.26% 5.65%